Exhibit 1

Highwoods Properties, Inc.

Common Stock
($.01 par value)

FORM OF ATM EQUITY OFFERINGSM SALES AGREEMENT

February 11, 2014

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Highwoods Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as sales agent and/or principal (the “Agent”), shares (the “Shares”) of the Company’s common stock, $.01 par value (the “Common Stock”), having an aggregate gross sales price of up to $250,000,000 on the terms set forth in Section 2 of this ATM Equity OfferingSM Sales Agreement (this “Agreement”). The Company agrees that whenever it determines to sell Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement.

The Company and Highwoods Realty Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), have also entered into sales agreements (the “Alternative Sales Agreements”), dated of even date herewith with each of BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Comerica Securities, Inc., Jefferies LLC, Mitsubishi UFJ Securities (USA) Inc., Morgan Stanley & Co. LLC, Piper Jaffray & Co., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated and Wells Fargo Securities, LLC (the “Alternative Agents,” and together with the Agent, the “Agents”). The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement, the Alternative Sales Agreements and any terms agreements with the Alternative Agents (the “Alternative Terms Agreements”) shall not exceed $250,000,000. This Agreement and the Alternative Sales Agreements are sometimes hereinafter referred to as the “Sales Agreements.”
Section 1. Representations and Warranties. Each of the Company and the Operating Partnership represents and warrants to the Agent that as of the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3 below), each Company Periodic Report Date (as defined in Section 3 below), each Company Earnings Report Date (as defined in Section 3 below), each Request Date (as defined in Section 3 below), each Applicable Time (as defined in Section 1(a) below) and each Settlement Date (as defined in Section 2 below):
(a)Compliance with Registration Requirements. The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3 (File No. 333-193864), in respect of securities of the Company and the Operating Partnership, including the Common Stock (including the Shares) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company or Operating Partnership, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company or the Operating Partnership (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or pri or to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).
No order preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement; the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time (collectively, and, with respect to any Shares, together with the public offering price of such Shares, the “General Disclosure Package”), as of each Applicable Time and each Settlement Date, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus.
(b)Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, when read together with the other information in the Prospectus, (a) at the time the Registration Statement became effective, (b) at the time the Prospectus was issued and (c) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
(c)Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the 1933 Act Regulations, the Company was a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations; and (B) at the earliest time after the filing of the Registration Statement that the Company or any other offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations.

(d)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.
(e)Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
(f)Real Estate Investment Trust. With respect to all tax periods in respect of which the Internal Revenue Service is or will be entitled to any claim, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder), and the Company’s present and proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.
(g)No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock or the Company’s preferred stock or the Operating Partnership’s units in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company, the Operating Partnership on any class of capital stock or partnership interests.
(h)Incorporation and Good Standing of the Company, the Operating Partnership, and their Respective Subsidiaries. Each of the Operating Partnership, the Company, and their respective subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the corporate, limited partnership or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Operating Partnership and the Company, to enter into and perform its obligations under this Agreement. Each of the Operating Partnership, the Company, and each subsidiary is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other entity that would be deemed a Significant Subsidiary (as such term is defined in Rule 405 under the Securities Act) other than the Operating Partnership and the subsidiaries identified as “Significant Subsidiaries,” if any, on Exhibit 21 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than those Significant Subsidiaries, if any, formed since the last day of the most recently completed fiscal year.
(i)Ownership of the Operating Partnership and Subsidiaries. All of the issued and outstanding capital stock (or similar equity interests) of each subsidiary of the Company and the Operating Partnership has been duly authorized and validly issued, is fully paid and nonassessable and such capital stock owned by the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (“Liens”), except as disclosed in the General Disclosure Package and the Prospectus. All of the issued and outstanding units of limited partnership (“Units”) of the Operating Partnership have been duly and validly authorized and issued by the Operating Partnership. None of the Units was issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the General Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, Units or other ownership interests of the Operating Partnership. The Units owned by the Company are owned directly by the Company, free and clear of all Liens, except as disclosed in the General Disclosure Package and the Prospectus. The common Units to be issued by the Operating Partnership in connection with the contribution of the net proceeds from the sale of the Shares to the Operating Partnership (the “New Common Units”) have been duly authorized, and, when issued and delivered by the Operating Partnership, the New Common Units will be validly issued and fully paid. The New Common Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of the New Common Units will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity.
(j)Capitalization. The shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company and the authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The Company’s Common Stock has been registered pursuant to Section 12(b) of the 1934 Act and is listed on the New York Stock Exchange (the “NYSE”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.
(k)Authorization of Agreement. This Agreement and the Alternative Sales Agreements have been duly authorized, executed and delivered by the Company and the Operating Partnership and any Terms Agreement or Alternative Terms Agreement has been duly authorized, executed and delivered by the Company. Neither the Company nor the Operating Partnership has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Securities Act, except the Alternative Sales Agreements.
(l)Authorization and Description of Securities. The Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement or any Terms Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability solely by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.
(m)Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”) has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. To the best of the Company’s knowledge, the Partnership Agreement has been duly executed and delivered by the other parties thereto and is a valid and binding agreement, enforceable against such parties in accordance with its terms.
(n)Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. None of the Company, the Operating Partnership, nor any of their subsidiaries is in violation of its partnership agreement, charter, bylaws, or limited liability company agreement or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company, the Operating Partnership or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company’s and the Operating Partnership’s execution, delivery and performance of the Sales Agreements or of any Terms Agreement or Alternative Terms Agreement, and the issuance and delivery of the Shares, and consummation of the transactions contemplated by the Sales Agreements and by the Prospectus and by any Terms Agreement or Alternative Terms Agreement (i) have been duly authorized by all necessary partnership or corporate action, as applicable, and will not result in any violation of the provisions of the partnership agreement, charter, bylaws or limited liability company agreement of the Company, the Operating Partnership or any of their subsidiaries, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, statute, administrative regulation or administrative or court decree applicable to the Company, the Operating Partnership or any subsidiary. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, or any of their subsidiaries.
(o)No Material Actions or Proceedings. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened (i) against or affecting the Company, the Operating Partnership, or any of their subsidiaries or which has as the subject thereof any property owned or leased by, the Company, the Operating Partnership, or any of their subsidiaries that, if determined adversely to the Company, the Operating Partnership, or such subsidiary, would reasonably be expected to result in a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement or any Terms Agreement or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. No material labor dispute with the employees of the Operating Partnership, the Company or any of their subsidiaries exists or, to the best of the knowledge of the Operating Partnership and the Company, is threatened or imminent.
(p)Intellectual Property Rights. The Company, the Operating Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, domain names, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company, the Operating Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect.
(q)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the execution and delivery by the Company and the Operating Partnership of the Sales Agreements or any Terms Agreement or Alternative Terms Agreement or the performance by the Company or the Operating Partnership of their obligations under the Sales Agreements or any Terms Agreement or Alternative Terms Agreement in connection with the offering, issuance or sale of the Shares under the Sales Agreements or any Terms Agreement or Alternative Terms Agreement or the consummation of the transactions contemplated by the Sales Agreements or any Terms Agreement or Alternative Terms Agreement and by the General Disclosure Package and the Prospectus except (i) such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws, (ii) such as have been obtained under the laws and regulations of jurisdictions outside of the United States in which the Shares are offered (iii) such as have been obtained in connection with the approval of the listing of the Shares on the NYSE, or (iv) such as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”).
(r)Absence of Manipulation. Neither the Company, the Operating Partnership nor any of their affiliates have taken, nor will the Company, the Operating Partnership or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.
(s)All Necessary Permits, etc. The Company, the Operating Partnership and each of their subsidiaries possess such valid and current certificates, authorizations, permits, licenses, approvals, consents and other authorizations issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses except for those for which the failure to obtain would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, permit, license, approval, consent or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
(t)Title to Properties. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, each of the Company, the Operating Partnership and their subsidiaries has good and marketable fee simple title to or valid and enforceable leasehold title in all the properties and assets that are reflected as owned in the financial statements referred to in Section 1(e) hereof, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except for such security interests, mortgages, liens, encumbrances, equities, claims and other defects that would not have a Material Adverse Effect.
(u)Mortgages, Deeds of Trust and Ground Leases. The mortgages and deeds of trust encumbering the properties and assets described in the General Disclosure Package and the Prospectus (i) are not convertible (in the absence of foreclosure) into an equity interest in the property or asset described therein or in the Company, the Operating Partnership or any of their subsidiaries, nor does the Company, the Operating Partnership nor any of their subsidiaries hold a participating interest therein, (ii) except as set forth in the General Disclosure Package and the Prospectus, are not cross-defaulted to any indebtedness other than indebtedness of the Company, the Operating Partnership or any of their subsidiaries and (iii) are not cross-collateralized to any property not owned by the Company, the Operating Partnership or any of their subsidiaries. Except as would not cause a Material Adverse Effect, all ground leases affecting any of the properties, development projects or development land owned by the Company, the Operating Partnership or any of their subsidiaries are in full force and effect, and none of the Company, the Operating Partnership or any of their subsidiaries is in default under any such ground lease and neither of the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such ground leases.
(v)Tax Law Compliance. Each of the Company and the Operating Partnership has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith or as would not have, individually or in the aggregate, a Material Adverse Effect.
(w)Not an “Investment Company”. The Company and the Operating Partnership have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder). None of the Company, the Operating Partnership, or any of their subsidiaries is or, after giving effect to the offering and sale of the Shares and the application of the proceeds therefrom as described in the Prospectus, will be, an “investment company” within the meaning of the Investment Company Act.
(x)Insurance. Each of the Company, the Operating Partnership, and their subsidiaries are insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. Neither the Company nor the Operating Partnership has any reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.
(y)Title Insurance. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, each of the Company, the Operating Partnership, and their subsidiaries has title insurance or binding commitments for title insurance on all material properties and assets owned by them in an amount at least equal to the greater of (a) the cost of acquisition of such property or assets and (b) the cost of construction of the improvements located on such properties.
(z)No Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company include any securities of the Company with the Shares registered pursuant to the Registration Statement other than as disclosed in the General Disclosure Package and the Prospectus.
(aa)Compliance with Sarbanes-Oxley. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company, the Operating Partnership, and their subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).
(bb)    Accounting System. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(cc)    Disclosure Controls and Procedures. Each of the Company and the Operating Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, the Operating Partnership, and their subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company, the Operating Partnership, or any of their subsidiaries. The auditors of the Company and the Operating Partnership and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the ability of the Company and the Operating Partnership to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls of the Company and the Operating Partnership. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(dd)    Compliance with Environmental Laws. Except as otherwise disclosed in the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company, the Operating Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitation, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Operating Partnership, or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Operating Partnership, or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Operating Partnership, or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Operating Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company, the Operating Partnership, or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the knowledge of the Company and the Operating Partnership, threatened against the Company, the Operating Partnership, or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the best of the knowledge of the Company and the Operating Partnership, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Operating Partnership, or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Operating Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law.
(ee)    Periodic Review of Costs of Environmental Compliance. In the ordinary course of its business, the Company and the Operating Partnership conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company, the Operating Partnership, and their subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and the amount of its established reserves, the Company and the Operating Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.
(ff)    ERISA Compliance. The Company, the Operating Partnership, and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Company, the Operating Partnership, their subsidiaries, or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership, or a subsidiary, any member of any group of organizations described in Section 414 of the Code of which the Company, the Operating Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Operating Partnership, their subsidiaries, nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, the Operating Partnership, their subsidiaries, or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(gg)    Compliance with Labor Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened against the Company, the Operating Partnership, or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s and the Operating Partnership’s knowledge, threatened, against the Company, the Operating Partnership, or any of their subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s and the Operating Partnership’s knowledge, threatened against the Company, the Operating Partnership, or any of their subsidiaries and (C) no union representation question existing with respect to the employees of the Company, the Operating Partnership, or any of their subsidiaries and, to the best of the Company’s and the Operating Partnership’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.
(hh)    Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the one hand, and any director, officer, member, stockholder, partner, customer, or supplier of the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership, on the other hand, which is required to be disclosed pursuant to Item 404 of Regulation S-K which is not so disclosed in the General Disclosure Package and the Prospectus. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company, the Operating Partnership, or any affiliate of the Company or the Operating Partnership to or for the benefit of any of the officers or directors of the Company, the Operating Partnership, or any affiliate of the Company, the Operating Partnership, or any of their respective family members.
(ii)    Unlawful Payments. Neither the Company, the Operating Partnership, nor any of their subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Company’s or the Operating Partnership’s knowledge, any agent or representative of the Company, the Operating Partnership or of any of their subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company, the Operating Partnership and their subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(jj)    Anti-Money Laundering Laws. The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company, the Operating Partnership and their subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company and the Operating Partnership, threatened.
(kk)    OFAC, etc    (i)    Neither the Company, the Operating Partnership nor any of their subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor
(B)located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii)The Company represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)Each of the Company and the Operating Partnership represents and covenants that for the past five years, the Entity has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(ll)    Deemed Representation. Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Agent or to counsel for the Agent pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company and the Operating Partnership to the Agent as to the matters covered thereby as of the date or dates indicated in such certificate.
(mm)    No Commissions. Neither the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by the Sales Agreements) that would give rise to a valid claim against the Company, the Operating Partnership or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(nn)    Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.
(oo)    Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company and the Operating Partnership believe to be reliable and accurate, and, to the extent necessary, the Company has obtained the written consent to the use of such data from such sources.
Section 2. Sale and Delivery of Shares.
(a)Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agent acting as sales agent or directly to the Agent acting as principal from time to time, and the Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent or directly to the Agent acting as principal, will be made by means of ordinary brokers’ transactions on the NYSE or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
(b)The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any trading day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time, each, a “Trading Day”) that the Company has satisfied its obligations under Section 6 of this Agreement and that the Company has instructed the Agent to make such sales. On any Trading Day, the Company shall sell Shares through only one of the Agents, and the Company shall give at least one business day prior written notice by telecopy or email to the Agents to notify any change of the Agent through whom the sale of Shares will be effected. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons in which any of Merrill Lynch, BB&T Capital Markets, a division of BB&T Securities, LLC, Capital One Securities, Inc., Comerica Securities, Inc., Jefferies LLC, Mitsubishi UFJ Securities (USA) Inc., Morgan Stanley & Co. LLC, Piper Jaffray & Co., RBC Capital Markets, LLC, Robert W. Baird & Co. Incorporated or Wells Fargo Securities, LLC is acting for the Company in a capacity other than as Agent under this Agreement or any Alternative Sales Agreement. On any Trading Day, the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent) as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell as sales agent all of the Shares so designated by the Company. The Company and the Agent each acknowledge and agree that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required by this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis except as otherwise specifically agreed by the Agent and the Company pursuant to a Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent as sales agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number or with an aggregate gross sales price in excess of the number or gross sales price, as the case may be, of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the NYSE and in each case notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged), suspend the offering of the Shares with respect to which the Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.
(d)The gross sales price of any Shares sold pursuant to this Agreement by the Agent acting as sales agent of the Company shall be the market price prevailing at the time of sale for shares of the Company’s Common Stock sold by the Agent on the NYSE or otherwise, at prices relating to prevailing market prices or at negotiated prices. The compensation payable to the Agent for sales of Shares with respect to which the Agent acts as sales agent shall be 1.5% of the gross sales price of the Shares sold pursuant to this Agreement. The Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate Terms Agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required. Notwithstanding the foregoing, in the event the Company engages the Agent for a sale of Shares that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Company and the Agent will agree to compensation that is customary for the Agent with respect to such transactions.
(e)If acting as sales agent hereunder, the Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the aggregate gross sales proceeds of the Shares, the aggregate Net Proceeds to the Company and the aggregate compensation payable by the Company to the Agent with respect to such sales.
(f)Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Shares sold pursuant to the Sales Agreements and any Terms Agreement or Alternative Terms Agreement exceed the aggregate gross sales price or number, as the case may be, of Shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement or (iii) authorized from time to time to be issued and sold under the Sales Agreements or any Terms Agreement or Alternative Terms Agreement by the Company’s board of directors, or a duly authorized committee thereof or approved for listing on the NYSE and in each case referred to in this clause (iii), and notified to the Agent in writing. In addition, under no circumstances shall any Shares with respect to which the Agent acts as sales agent be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agent in writing.
(g)If the Company or the Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act (applicable to securities with an average daily trading volume of $1,000,000 that are issued by an issuer whose common equity securities have a public float value of at least $150,000,000) are not satisfied with respect to the Company or the Shares, it shall promptly notify the other parties and sales of Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.
(h)Settlement for sales of Shares pursuant to this Section 2 will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payments by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Settlement Date, the Company shall (i) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Settlement Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.
(i)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is in possession of material non-public information or (iii) except as provided in Section 2(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(j)If the Company wishes to offer, sell or deliver Shares on any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections (3)(j), (k) and (l) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 3(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 2(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 2(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 3 hereof and (B) this Section 2(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 2(i), which shall have independent application.
(k)At each Applicable Time, Settlement Date, Registration Amendment Date, Company Periodic Report Date, Company Earnings Report Date and Request Date, the Company and the Operating Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company and the Operating Partnership herein, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.
Section 3. Covenants. The Company and the Operating Partnership agree with the Agent:
(a)During any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (whether physically or through compliance with Rule 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act), (i) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Settlement Date which shall be disapproved by the Agent promptly after reasonable notice thereof and to advise the Agent, promptly after receiving notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof, (ii) to file promptly all other material required to be filed by the Company or the Operating Partnership with the Commission pursuant to Rule 433(d) under the 1933 Act, (iii) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company or the Operating Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, (iv) to advise the Agent, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information, and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Shares by the Agents, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense (references herein to the Registration Statement shall include any such amendment or new registration statement).
(b)Promptly from time to time to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Shares, provided that in connection therewith neither the Company nor the Operating Partnership shall be required to qualify as a foreign corporation or foreign partnership or to file a general consent to service of process in any jurisdiction; and to promptly advise the Agent of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.
(c)During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, the Company will make available to the Agent, as soon as practicable after the execution of this Agreement, and thereafter from time to time furnish to the Agent, copies of the most recent Prospectus in such quantities and at such locations as the Agent may reasonably request for the purposes contemplated by the 1933 Act. During any period when the delivery of a prospectus is required (whether physically or through compliance with Rules 153 or 172, or in lieu thereof, a notice referred to in Rule 173(a) under the 1933 Act) in connection with the offering or sale of Shares, and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the 1934 Act any document incorporated by reference in the Prospectus in order to comply with the 1933 Act or the 1934 Act, to notify the Agent and to file such document and to prepare and furnish without charge to the Agent as many written and electronic copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.
(d)To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the 1933 Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).
(e)To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the 1933 Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.
(f)To use the Net Proceeds from the sale of the Shares in the manner specified in the General Disclosure Package.

(g)In connection with the offering and sale of the Shares, the Company will file with the NYSE all documents and notices, and make all certifications, required by the NYSE of companies that have securities that are listed on by the NYSE and will maintain such listing.
(h)To not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any securities of the Company or the Operating Partnership to facilitate the sale or resale of the Shares.
(i)At each Applicable Time, each Settlement Date, each Registration Statement Amendment Date, each Company Earnings Report Date, each Request Date and each Company Periodic Report Date and each date on which Shares are delivered to the Agent pursuant to a Terms Agreement, the Company and the Operating Partnership shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement or any Terms Agreement. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Shares were made by or through the Agents under this Agreement or any Alternative Sales Agreement or any Terms Agreement or Alternative Terms Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Agents under this Agreement or any Alternative Sales Agreement or any Terms Agreement or Alternative Terms Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agents with respect to sales of Shares pursuant to this Agreement or any Alternative Sales Agreement or any Terms Agreement or Alternative Terms Agreement.
(j)Upon commencement of the offering of Shares under this Agreement and each time Shares are delivered to the Agent as principal on a Settlement Date and promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of a prospectus supplement that contains solely the information set forth in Section 3(i), (3) in connection with the filing of any current reports on Form 8-K (other than an Earnings 8-K and any other current reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any current report on Form 8 K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 3(j) hereof (a “Company Earnings Report Date”) and (iii) Company Periodic Report Date, and promptly after each reasonable request by the Agent (each date of any such request by the Agent, a “Request Date”) (each of the date of the commencement of the offering of Shares under this Agreement, each such Settlement Date and each Registration Statement Amendment Date, Company Earnings Report Date, Company Periodic Report Date and Request Date is hereinafter called a “Representation Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 6(e), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be prior to the next succeeding Applicable Time. The requirement to provide a certificate under this Section 3(j) shall be waived for any Representation Date occurring at a time at which the Company has instructed that no sales of Shares may be made hereunder, which waiver shall continue until the earlier to occur of the date the Company has instructed the Agent to sell Shares hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently has instructed the Agent to sell Shares hereunder following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 3(j), then before the Company delivers an instruction to sell Shares or the Agent sells any Shares, the Company shall provide the Agent with a certificate referred to in Section 6(e) and a certificate under this Section 3(j).
(k)Upon commencement of the offering of Shares under this Agreement and each time the Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 6(e) of this Agreement for which no waiver is applicable, the Company will furnish or cause to be furnished to the Agents (with a copy to counsel to the Agents) the written opinion of Jeffrey Miller, Esq., general counsel of the Company, and the written opinion and letter of Hunton & Williams LLP, counsel to the Company, or such other counsel to the Company reasonably acceptable to the Agent, dated the date of delivery thereof to the Agent (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of any document under the 1934 Act that is incorporated by reference therein), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or incorporated document, as the case may be), in form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinions and letter or, in lieu of any such opinion and letter, the counsel last furnishing such opinion and letter to the Agent shall furnish the Agent (with a copy to counsel for the Agent) with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
(l)Upon commencement of the offering of Shares under this Agreement, and at the time Shares are delivered to the Agent as principal on a Settlement Date, and promptly after each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 6(e) of this Agreement for which no waiver is applicable, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement, the Disclosure Package and the Prospectus, as amended and supplemented, or to the document incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.
(m)The Company consents to the Agent trading in the Common Stock for its own account and for the account of its clients at the same time as sales of Shares occur pursuant to this Agreement or any Terms Agreement.
(n)If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 1(a) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.
(o)The Company and the Operating Partnership will cooperate timely with any reasonable due diligence review conducted by the Agent or its counsel from time to time in connection with the transactions contemplated hereby or in any Terms Agreement, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(p)The Company will not, for any period during which the Company has instructed the Agent to sell Shares pursuant to Section 2 until the issuance of such Shares or during the term of any Terms Agreement until the issuance of the related Shares, without (i) giving the Agent at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agent’s suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the 1933 Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (v) the issuance of up to one million units of limited partnership interest in the Operating Partnership issued in connection with the acquisition of property or assets, (w) the issuance of Common Stock upon redemption of units of limited partnership interest in the Operating Partnership, (x) the Shares to be offered and sold through the Agents pursuant to the Sales Agreements or any Terms Agreement or Alternative Terms Agreement, (y) Common Stock issuable pursuant to the Company’s dividend reinvestment plan as it may be amended or replaced from time to time and (z) equity incentive awards approved by the board of directors of the Company or the compensation committee thereof or the issuance of Common Stock upon exercise thereof. The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of, Shares under this Agreement or any Alternative Sales Agreement shall be effected by or through only one of the Agents on any single given day, and the Company shall in no event request that more than one of the Agents sell Shares on the same day.
(q)If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Agent. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
(r)As promptly as practicable after the close of each of the Company’s fiscal quarters, to prepare a Prospectus Supplement, if required by law, which will set forth the number of Shares sold by the Company pursuant to the Sales Agreements, the net proceeds to the Company and the compensation paid by the Company to the Agents in a form previously approved by the Agents with respect to such sales and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents via e-mail in “.pdf” format on such filing date to e-mail accounts designated by the Agents; and, at each Agent’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
Section 4. Free Writing Prospectus.
(a)(i)    The Company represents and agrees that without the prior consent of the Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act; and
(ii)    the Agent represents and agrees that, without the prior consent of the Company it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission.
(b)The Company has complied and will comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus (including any free writing prospectus identified in Section 4(a) hereof), including timely filing with the Commission or retention where required and legending.
Section 5. Payment of Expenses.

(a)The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the counsel and accountants of the Company and the Operating Partnership in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Basic Prospectus, Prospectus Supplement, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent; (ii) the cost of printing or producing this Agreement or any Terms Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 3(b) hereof, including the reasonable fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky and Legal Investment Memoranda; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Agent in connection with, any required review by FINRA of the terms of the sale of the Shares; (v) all fees and expenses in connection with listing the Shares on the Exchange; (vi) the cost of preparing the Shares; (vii) the costs and charges of any transfer agent or registrar or any dividend distribution agent; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Section 7 hereof, the Agent will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it may make.
(b)If Shares having an aggregate offering price of $10,000,000 have not been offered and sold under the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement within eighteen months after the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents, incurred by them in connection with the offering contemplated by the Sales Agreements, any Terms Agreement and any Alternative Terms Agreement and ongoing services in connection with the transactions contemplated thereunder; provided that such reimbursement shall not exceed $200,000.
Section 6. Conditions of Agent’s Obligation. The obligations of the Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Operating Partnership herein or in certificates of any officer of the Company or the Operating Partnership delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Company and the Operating Partnership shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
(a)The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act on or prior to the date hereof and in accordance with Section 3(a) hereof, any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.
(b)On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Vinson & Elkins LLP, counsel for the Agent, shall have furnished to the Agent such written opinion or opinions, dated as of such date, with respect to such matters as the Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.
(c)On every date specified in Section 3(k) hereof (including, without limitation, on every Request Date), Jeffrey Miller, Esq., general counsel of the Company, and Hunton & Williams LLP, counsel for the Company and the Operating Partnership, shall have furnished to the Agent a written opinion or opinions, dated as of such date, substantially in the forms set forth in Exhibit A and Exhibit B, respectively, hereto and in form and substance satisfactory to the Agent.

(d)At the dates specified in Section 3(l) hereof (including, without limitation, on every Request Date), the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus shall have furnished to the Agent a letter dated as of the date of delivery thereof and addressed to the Agent in form and substance reasonably satisfactory to the Agent and its counsel, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.
(e)(i) Upon commencement of the offering of Shares under this Agreement and on such other dates as reasonably requested by the Agent, the Company will furnish or cause to be furnished promptly to the Agent a certificate of an officer in a form satisfactory to the Agent stating the minimum gross sales price per share for the sale of such Shares pursuant to this Agreement and the maximum number of Shares that may be issued and sold pursuant to this Agreement or, alternatively, maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and the number of Shares that have been approved for listing on the NYSE or, in connection with any amendment, revision or modification of such minimum price or maximum Share number or amount, a new certificate with respect thereto and (ii) on each date specified in Section 3(j) (including, without limitation, on every Request Date), the Agent shall have received a certificate of executive officers of the Company, one of whom shall be the Chief Financial Officer, Chief Accounting Officer, Treasurer, or Executive Vice President in the area of capital markets and investments, dated as of the date thereof, to the effect that (A) there has been no Material Adverse Effect since the date as of which information is given in the Prospectus as then amended or supplemented, (B) the representations and warranties in Section 1 hereof are true and correct as of such date and (C) the Company and the Operating Partnership have complied with all of the agreements entered into in connection with the transactions contemplated herein and satisfied all conditions on their part to be performed or satisfied.
(f)Since the date of the latest audited financial statements then included or incorporated by reference in the Prospectus and the Disclosure Package, no Material Adverse Effect shall have occurred.
(g)The Company shall have complied with the provisions of Section 3(c) hereof with respect to the timely furnishing of prospectuses.
(h)On such dates as reasonably requested by the Agent, the Company shall have conducted due diligence sessions, in form and substance satisfactory to the Agent.
(i)All filings with the Commission required by Rule 424 under the 1933 Act to have been filed by each Applicable Time or related Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424 (without reliance on Rule 424(b)(8)).
(j)The Shares shall have received approval for listing on the NYSE prior to the first Settlement Date.
(k)Counsel for the Agent shall have been furnished with such documents and opinions as they may require in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained herein or in any applicable Terms Agreement; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Shares as contemplated herein or in any applicable Terms Agreement and in connection with the other transactions contemplated by this Agreement or any such Terms Agreement shall be reasonably satisfactory in form and substance to the Agents and counsel for the Agent.
Section 7. Indemnification.
(a)The Company and the Operating Partnership, jointly and severally, will indemnify and hold harmless the Agent against any losses, claims, damages or liabilities, joint or several, to which the Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein.
(b)The Agent will indemnify and hold harmless the Company and the Operating Partnership against any losses, claims, damages or liabilities to which the Company and the Operating Partnership may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use therein; and will reimburse the Company and the Operating Partnership for any legal or other expenses reasonably incurred by the Company and the Operating Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.
(c)Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection except and then only to the extent such indemnifying party is materially prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)If the indemnification provided for in this Section 7 is unavailable to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other from the offering of the Shares pursuant to this Agreement to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Agent shall not be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Agent with respect to the offering of the Shares exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e)The obligations of the Company and the Operating Partnership under this Section 7 shall be in addition to any liability which the Company and the Operating Partnership may otherwise have and shall extend, upon the same terms and conditions, to the directors and officers of the Agent and to each person, if any, who controls the Agent within the meaning of the 1933 Act and each broker dealer affiliate of the Agent; and the obligations of the Agent under this Section 7 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or the Operating Partnership within the meaning of the 1933 Act.
Section 8. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Operating Partnership and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or the Operating Partnership or any officer or director or controlling person of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.
Section 9. No Advisory or Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that (i) the Agent is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Operating Partnership with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and (ii) the Agent has not assumed an advisory or fiduciary responsibility in favor of the Company and the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Agent has advised or is currently advising the Company or the Operating Partnership on other matters) or any other obligation to the Company or the Operating Partnership except the obligations expressly set forth in this Agreement and (iii) the Company and the Operating Partnership have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Operating Partnership agree that they will not claim that the Agent has rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.
Section 10. Termination.
(a)The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale through the Agent for the Company or with respect to any pending sale to the Agent pursuant to a Terms Agreement or any offering or resale of any Shares purchased or to be purchased by the Agent pursuant to a Terms Agreement, the obligations of the Company and the Operating Partnership, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination; and (ii) the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect notwithstanding such termination.
(c)This Agreement shall remain in full force and effect until and unless terminated pursuant to Section 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Section 1, Section 5(b), Section 7 and Section 8 of this Agreement shall remain in full force and effect.
(d)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2(h) hereof.
(e)In the case of any purchase by the Agent pursuant to a Terms Agreement, the Agent may terminate this Agreement and such Terms Agreement, at any time at or prior to the Settlement Date (i) if there has been, since the time of execution of the Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of Shares, or (iii) if trading in any securities of the Company or the Operating Partnership has been suspended or materially limited by the Commission of the NYSE, or if trading generally on the NYSE, NYSE MKT LLC or the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.
Section 11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, telex or facsimile transmission to:
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, New York 10036
Fax No.: (646) 855-3073
Attention: Syndicate Department,

With a copy to: ECM Legal
Fax No.: (212) 230-8730,

and if to the Company or the Operating Partnership to:

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
Fax. No.: (919) 876-6929
Attention: Jeffrey Miller, Esq.

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
Section 12. Parties. This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company and the Operating Partnership and, to the extent provided in Sections 7 and 8 hereof, the officers and directors of the Company and the Agent and each person who controls the Company and the Operating Partnership or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of Shares through the Agent shall be deemed a successor or assign by reason merely of such purchase.
Section 13. Time of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
Section 14. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or any Terms Agreement or any transactions contemplated hereby or thereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties consent to the jurisdiction of such courts and personal service with respect thereto. The parties waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement or any Terms Agreement. The parties agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the parties and may be enforced in any other courts to whose jurisdiction the parties are or may be subject, by suit upon such judgment.
Section 15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICTS OF LAW.
Section 16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This Agreement and any Terms Agreement may be delivered by any party by facsimile or other electronic transmission.
Section 17. Severability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof or thereof, as the case may be. If any Section, paragraph or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

Highwoods Properties, Inc.
By:
Name:	Terry L. Stevens
Title:	Senior Vice President and Chief Financial Officer

Highwoods Realty Limited Partnership
By: Highwoods Properties, Inc., its general partner
By:
Name:	Terry L. Stevens
Title:	Senior Vice President and Chief Financial Officer

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

Annex 1

Highwoods Properties, Inc.

Common Stock
($.01 par value)

TERMS AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
Highwoods Properties, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the ATM Equity OfferingSM Sales Agreement, dated February 11, 2014 (the “Sales Agreement”), between the Company, Highwoods Realty Limited Partnership and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agent”), to issue and sell to the Agent the securities specified in the Schedule hereto (the “Purchased Securities”) [, and solely for the purpose of covering over-allotments, to grant to the Agent the option to purchase the additional securities specified in the Schedule hereto (the “Additional Securities”)]*. Capitalized terms used herein and not defined have the respective meanings ascribed thereto in the Sales Agreement.

[The Agent shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by the Agent to the Company for the Purchased Securities; provided that the purchase price payable by the Agent for any Additional Securities shall be reduced by an amount per share equal to any dividends or distributions paid or payable by the Company on the Purchased Securities but not payable on such Additional Securities. This option may be exercised by the Agent at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities. For purposes of clarity, the parties hereto agree that any Option Closing Date shall be a “date on which Shares are delivered to the Agent pursuant to a Terms Agreement” within the meaning of Sections 3(i), (j), (k) and (l) of the Sales Agreement.]*
Each of the provisions of the Sales Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Option Closing Date]*, except that each representation and warranty in Section 1 of the Sales Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Sales Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Settlement Date [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

Annex 1-1

An amendment to the Registration Statement (as defined in the Sales Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities [and the Additional Securities]*, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.
______________________
*    Include only if the Agent has an over-allotment option.
Subject to the terms and conditions set forth herein and in the Sales Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent and the latter agrees to purchase from the Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.
If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.
THIS TERMS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Very truly yours,

HIGHWOODS PROPERTIES, INC.
By:
Name:
Title:

Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
Name:
Title:

Annex 1-2